RENASANT CORPORATION

2020 LONG-TERM INCENTIVE COMPENSATION PLAN

RENASANT CORPORATION
2020 LONG TERM INCENTIVE COMPENSATION PLAN
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RENASANT CORPORATION
2020 LONG-TERM INCENTIVE COMPENSATION PLAN

Renasant Corporation, a corporation organized and existing under the laws of the State of Mississippi (the “Company”), hereby establishes this 2020 Long-Term Incentive Compensation Plan, which is intended to promote the long-term success of the Company by providing the opportunity to acquire a proprietary interest through the grant or award of equity compensation (the “Plan”).

1. 2011 PLAN:

This Plan is intended to succeed and replace the Company’s 2011 Long-Term Incentive Compensation Plan (the “2011 Plan”), which is otherwise scheduled to expire as of April 19, 2021. As of the Effective Date (as defined below) of this Plan, the 2011 Plan shall expire, and no further grants or awards shall be made thereunder. Grants and awards made under the 2011 Plan prior to the Effective Date shall remain outstanding and in effect until exercised, vested, matured, expired or otherwise forfeited in accordance with their terms.

2. DEFINITIONS:

2.1 Affiliate means an entity in which the Company owns, directly or indirectly, at least 50% of the combined voting power of the entity’s outstanding voting securities, including Renasant Bank (the “Bank”).

2.2 Board or Board of Directors means the Board of Directors of the Company. Company Director means a non-employee director of the Company; Bank Director means a non-employee director of the Bank who is not also a Company Director.

2.3 Cause, unless otherwise defined in an employment, severance or similar agreement between a Participant and the Company or an Affiliate, means that a Participant who is an Employee has:

a. Committed an intentional act of fraud, embezzlement or theft in the course of employment or otherwise engaged in any intentional misconduct which is materially injurious to the Company’s or an Affiliate’s financial condition or business reputation;

b. Committed intentional damage to the property of the Company or an Affiliate or committed intentional wrongful disclosure of confidential information materially injurious to the Company’s or an Affiliate’s financial condition;

c. Been indicted for the commission of a felony or a crime involving moral turpitude;

d. Willfully and substantially refused to perform the essential duties of such Participant’s position, which has not been cured within 30 days following written notice by the Company;

e. Intentionally, recklessly or negligently violated any applicable material provision of any code of ethics, code of conduct or equivalent code or policy of the Company or its Affiliates applicable to him or her; or

f. Intentionally, recklessly or negligently violated any applicable material provision of the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer

Protection Act of 2010 or any of the rules adopted by the Securities and Exchange Commission (“SEC”) or other agency implementing or enforcing any such provision.

The Committee, in its discretion, shall determine whether any Separation From Service is on account of Cause; provided that no act or failure to act on the part of a Participant will be deemed “intentional” if it was due primarily to an error in judgment, but will be deemed “intentional” only if done or omitted to be done by a Participant not in good faith and without reasonable belief that his or her action or omission was in the best interest of the Company or an Affiliate.

2.4 Change in Control, unless otherwise defined in an employment, severance or similar agreement between the Company or an Affiliate and a Participant, means and shall be deemed to occur upon a Change in Equity Ownership, a Change in Effective Control, a Change in the Ownership of Assets or a Change by Merger. For this purpose:

a. A “Change in Equity Ownership” means that a person or group acquires, directly or indirectly in accordance with Code Section 318, more than 50% of the aggregate fair market value or voting power of the capital stock of the Company, including for this purpose capital stock previously acquired by such person or group; provided, however, that a Change in Equity Ownership shall not be deemed to occur hereunder if, at the time of any such acquisition, such person or group owns more than 50% of the aggregate fair market value or voting power of the Company’s capital stock.

b. A “Change in Effective Control” means that (i) a person or group acquires or has acquired during the immediately preceding 12-month period ending on the date of the most recent acquisition by such person or group, directly or indirectly in accordance with Code Section 318, ownership of the capital stock of the Company possessing 35% or more of the total voting power of the Company, or (ii) a majority of the members of the Board of Directors of the Company is replaced during any 12-month period, whether by appointment or election, without endorsement by a majority of the members of the Board prior to the date of such appointment or election.

c. A “Change in the Ownership of Assets” means that any person or group acquires, or has acquired in a series of transactions during the immediately preceding 12-month period ending on the date of the most recent acquisition, all or substantially all of the assets of the Company.

d. A “Change by Merger” means that the Company shall consummate a merger or consolidation or similar transaction with another corporation or entity, unless as a result of such transaction, more than 50% of the then outstanding voting securities of the surviving or resulting corporation or entity shall be owned in the aggregate by the former shareholders of the Company and the voting securities of the surviving or resulting corporation or entity are owned in substantially the same proportion as the common stock of the Company was beneficially owned before such transaction.

2.5 Code means the Internal Revenue Code of 1986, as amended, including any regulation, interpretation or other guidance promulgated thereunder.

2.6 Committee means the persons appointed in accordance with the provisions of Section 4.1 hereof to administer this Plan.

2.7 Common Stock means the $5.00 par value common stock of the Company.

2.8  Disability means that a Participant who is an Employee, by reason of a medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of not less than 12 months: (a) has been receiving income replacement benefits for a period of not less than three months under a separate long-term disability plan or policy maintained by the Company or an Affiliate; or (b) if not covered under such a plan or policy, is unable to engage in any substantial gainful employment as determined by the Committee. A Participant who is a Company Director or Bank Director shall be deemed Disabled in accordance with the applicable governance documents and procedures of the Board.

2.9 Dividend Equivalent means a dollar denominated bookkeeping entry in an amount equal to cash dividends paid on Common Stock. Dividend Equivalents shall ordinarily remain in the form of dollar denominated amounts pending distribution, but the Committee, in its discretion, may direct that such equivalents be converted to Restricted Stock Units based upon the Fair Market Value of Common Stock as of the applicable dividend payment or other conversion date. If maintained in dollar denominated form, Dividend Equivalents shall be settled in the form of cash, without interest.

2.10 Employee means a common law employee of the Company and/or its Affiliates, including officers and directors, determined in accordance with the Company’s standard personnel policies and practices, but excluding individuals who are classified by the Company as leased or otherwise employed by a third party, independent contractors or intermittent or temporary employees, even if any such classification is modified by audit, administrative proceeding, litigation or otherwise.

2.11 Exchange Act means the Securities Exchange Act of 1934, as amended, including any rule, regulation or interpretation promulgated thereunder.

2.12 Exercise Price means the per share price at which an Option may be exercised, as specified in each Incentive Agreement. Base Price means, with respect to Stock Appreciation Rights, the per share price used to measure appreciation in the value of a share of Common Stock, as specified in each Incentive Agreement.

2.13 Fair Market Value means the closing sales price of a share of Common Stock as reported on The NASDAQ Stock Market as of the date immediately preceding the date value is determined hereunder or, if no sales occurred on such date, as of the immediately preceding date on which there were such sales. If Common Stock shall cease to be reported or otherwise actively traded on an established market, the Committee shall designate an alternative method of determining value consistent with generally accepted valuation principles and methods.

2.14 Grant Date means the date on which an Option or SAR is granted hereunder. Award Date means the date on which shares of Restricted Stock are awarded hereunder or Restricted Stock Units are credited to a bookkeeping account.

2.15 Incentive means a right to purchase or receive shares of Common Stock or cash in accordance with the terms of this Plan. An Incentive may be granted or awarded in the form of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or other form permitted under applicable law and stock exchange rules, including any combination thereof.

2.16 Incentive Agreement means a written agreement evidencing the grant or award of an Incentive hereunder. Incentive Agreements may be made in the form of: (a) a written agreement approved by the Committee and executed by an authorized officer of the Company; or (b) an electronic notice in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system. In each case, an Incentive Agreement may be manually or electronically accepted in such form as the Committee may deem appropriate (or the Committee may determine that affirmative acceptance shall not be required).
2.17 Option means the right to purchase Common Stock, granted in accordance with Section 7 hereof. Incentive Stock Option or ISO means an Option that meets the requirements of Code Section 422 and is granted in accordance with Section 7.2 hereof.

2.18 Participant means an Employee or Company Director or Bank Director who is granted or awarded an Incentive under this Plan.

2.19 Performance Cycle means the period, not less than one year, designated by the Committee during which (a) Performance Objectives shall be attained and (b) a Participant who is an Employee shall be continuously employed.
2.20 Performance Objectives means the criteria designated by the Committee to be achieved during a designated Performance Cycle, as more fully set forth in Section 11 hereof.

2.21 Plan means this 2020 Long-Term Incentive Compensation Plan, as the same may be modified, amended or restated from time to time.

2.22 Restricted Stock means an award of Common Stock made subject to restrictions on transfer or forfeiture in accordance with Section 9 hereof.
2.23 Restricted Stock Unit or RSU means an award made in the form of units, each representing a share of Common Stock, as more fully described in Section 10 hereof.

2.24 Retirement or Retire means, unless otherwise defined in an Incentive Agreement, a Participant’s Separation From Service other than on account of Cause, whether on or after the attainment of age 55 and completion of ten years of service or on or after the attainment of age 65.

2.25 Separation Date or Separation From Service or words of similar import means the later of the date on which (a) a Participant’s employment with the Company and its Affiliates ceases, or (b) the Company and such Participant reasonably anticipate that he or she will perform no further services for the Company and its Affiliates, whether as a common law employee or independent contractor. Notwithstanding the foregoing, a Participant may be deemed to have Separated From Service if he or she continues to provide services to the Company or an Affiliate after a separation event or other change in status, whether as an employee or an independent contractor, provided such continuing services are not more than 20% of the average level of services performed by such Participant during the 36-month period immediately preceding such separation event or change.

2.26 Stock Appreciation Right or SAR means a right to acquire Common Stock or cash, the value of which is based upon appreciation in the Fair Market Value of a share of Common Stock and is granted in accordance with Section 9 hereof.

        2.27 Time-Based Vesting means vesting that is contingent upon the performance of services during a Time-Based Vesting Period. Time-Based Vesting Period means the period of continuous service required to vest an Incentive.

3. ADOPTION; RESERVATION OF SHARES; OTHER LIMITATIONS:

3.1 Adoption and Effective Date. This Plan shall be effective upon its approval by a majority of the Company’s shareholders in accordance with applicable law (the “Effective Date”).

3.2 Duration. This Plan shall commence on its Effective Date and shall remain in effect until all Incentives have been satisfied by the issuance of shares of Common Stock or settled in the form of cash or have expired or have otherwise terminated or forfeited to the Company and all restrictions or Performance Objectives imposed on shares of Common Stock have been satisfied or lapsed. In no event shall Incentives be granted or awarded hereunder more than ten years after the Effective Date.

3.3 Number and Type of Shares. Subject to adjustment as provided herein, the number of shares of Common Stock that shall be available for issuance under the Plan shall not exceed an aggregate of 1,800,000 shares, consisting of 1,627,712 shares newly-reserved hereunder and a maximum of 172,288 shares previously reserved for issuance under the 2011 Plan, but not granted, awarded or issued as of the Effective Date. Common Stock issued in connection with the grant or award of an Incentive may be authorized and unissued shares, issued shares held as treasury shares or shares acquired on the open market or through private purchase.

3.4 Calculation of Available Shares. The number of shares available for grant, award, credit, transfer or issuance under the Plan shall be reduced by the number of shares, rights or units actually granted, awarded, credited, transferred or issued hereunder; provided that the number of available shares shall be increased:

a. By the number of shares of Common Stock covered by Incentives that expire, are forfeited, lapse or are otherwise cancelled;

b. By the number of shares of Common Stock tendered to or withheld by the Company in satisfaction of the Exercise Price of an Option or to satisfy a tax withholding obligation; and

c. By the number of SARs or RSUs settled in cash.

3.5 Adjustment. Upon the consummation of a merger, consolidation or reorganization of the Company with another entity there shall be substituted for each of the shares of Common Stock then subject to the Plan the number and kind of shares of stock or other securities to which the holders of Common Stock are entitled in such transaction. In the event of any recapitalization, stock dividend, stock split or reverse stock split, combination of shares or other change in the number of shares of Common Stock then outstanding for which the Company does not receive consideration, the number of shares of Common Stock then subject to the Plan shall be adjusted in proportion to the change in outstanding shares of Common Stock resulting from such reorganization, dividend or split. In the event of any such substitution or adjustment, the Exercise Price of any Option, the Performance Objectives applicable to any Incentive, and the number of shares of Common Stock issuable pursuant to any Incentive shall be adjusted by the Committee to the extent necessary to prevent the dilution or enlargement thereof.

3.6  Additional Limitations. Notwithstanding any provision of the Plan to the contrary:

a. The aggregate number of shares of Common Stock that may be covered by Options granted in the form of ISOs shall be 600,000, subject to adjustment as provided in Section 3.5 hereof;

b. The maximum number of shares of Common Stock covered by Options or SARs granted to an Employee in any calendar year shall not exceed an aggregate of 150,000 shares, subject to adjustment as provided in Section 3.5 hereof; and

c. The maximum number of shares of Common Stock that may be awarded to an Employee in any calendar year in the form of Restricted Stock or RSUs shall not exceed an aggregate of 75,000 shares, subject to adjustment as provided in Section 3.5 hereof.

4. ADMINISTRATION:

4.1 Composition of the Committee. The Plan shall be administered by a committee appointed by the Board of Directors consisting of not less than two persons who shall serve until their resignation or removal and who shall ordinarily be the Compensation Committee of the Board; provided, however, that unless otherwise permitted by applicable law or stock exchange rules:

a. To the extent that a grant or award made hereunder is intended to be an exempt transaction under Rule 16b-3 promulgated under the Exchange Act, each acting member of the Committee shall be a “non-employee director” within the meaning of such rule; and

b.  To the extent that a grant or award hereunder is made to a “named executive officer” of the Company (as defined in, and determined pursuant to, Item 402 of Regulation S-K promulgated by the SEC), such grant or award shall be made solely by the members of the Committee who are deemed “independent directors” within the meaning of Section 5605(a)(2) of the NASDAQ Stock Market Rules (or any successor rule thereto).

        The Board may act in lieu of the Committee as to any matter hereunder, and any grant or award of an Incentive by the Committee may be made subject to ratification or approval by the Board. When so acting, the Board shall function as the Committee and possess all power and authority granted to the Committee hereunder.

4.2 Power and Authority of the Committee. In addition to the power and authority set forth elsewhere in this Plan, the Committee shall have the discretionary power and authority to: (a) designate Employees as Participants hereunder; (b) grant or award Incentives, including the determination of the specific terms and conditions thereof; (c) approve one or more forms of Incentive Agreements and material amendments or modifications thereto; (d) construe and interpret the provisions of the Plan, any Incentive Agreement or other form or agreement related thereto; (e) establish, adopt and construe rules, regulations, and procedures relating to the Plan; (f) extend the exercise period applicable to any Option or SAR (for example, following a Participant’s death, disability or retirement), but not later than the expiration date of such Option or SAR as provided in the Incentive Agreement; (g) delegate to the appropriate officers and employees of the Company the power and authority to take such administrative or ministerial actions as may be necessary or appropriate hereunder; and (h) make any other determination which it believes necessary or advisable for the proper administration of the Plan. Notwithstanding the foregoing, the Committee shall not accelerate the vesting of any Incentive, except as may be otherwise permitted under the terms of the Plan.

Decisions, interpretations and actions of the Committee concerning matters related to the Plan shall be final and conclusive on the Company, its Affiliates and Participants and their beneficiaries or heirs. The Committee may make grants or awards or other determinations hereunder selectively on a non-uniform basis among Participants, whether or not such Participants are similarly situated.

4.3 Delegation. The Committee, in its discretion, may from time to time delegate to the appropriate officers of the Company or the Bank the authority to grant or award Incentives hereunder; provided that any such delegation: (a) shall specify the maximum number of shares of Common Stock that may be granted or awarded in the form of such Incentives; (b) shall specify the class or group of Employees that may receive such Incentives, which shall be limited to a particular department or business line; (c) shall approve the form of Incentive and the general terms and conditions thereof; (d) shall specify the period during which such Incentives may be granted or awarded, after which the Committee’s delegation shall be deemed expired and of no force and effect; (e) may contain such other terms, conditions or limitations as the Committee deems necessary or appropriate; and (f) shall be made consistent with applicable law and stock exchange rules.

5. PARTICIPATION:

Employees of the Company and its Affiliates shall be eligible to receive Incentives under this Plan, when designated by the Committee. Employees may be designated individually or by groups or categories, in the discretion of the Committee.

Company and Bank Directors shall be eligible to receive Incentives under this Plan as provided in Section 12 hereof.

6. GENERALLY APPLICABLE PROVISIONS:

6.1 Conditions Precedent. As a condition of the grant, award or vesting of any Incentive hereunder, the Committee, in its discretion, may require that a Participant who is an Employee execute and deliver to the Company covenants intended to protect the Company’s confidential information and other property, prohibit solicitation of the Company’s employees, vendors, customers, borrowers and depositors, and prohibit competition with the Company or the Bank following a Separation From Service. Such covenants shall be made in such form and delivered at such time as may be reasonably acceptable to the Committee.

6.2 Duration of Certain Restrictions. In no event shall a Performance Cycle or Time-Based Vesting Period applicable to an Incentive granted or awarded to a Participant who is an Employee be less than one year.

6.3 Transferability of Incentives. No Incentive granted or awarded hereunder shall be transferred, pledged, assigned, hypothecated, alienated or otherwise encumbered or sold by the holder thereof, whether by operation of law or otherwise, and whether voluntarily or involuntarily (except in the event of the holder’s death by will or the laws of descent and distribution) and neither the Committee nor the Company shall be required to recognize any attempted assignment of such rights by any Participant. During a Participant’s lifetime, an Incentive may be exercised only by such Participant or by his or her guardian or legal representative.

6.4 Change in Control. If a Change in Control is consummated before an Incentive granted or awarded to an Employee is fully vested, settled and/or exercisable and such Incentive is assumed in connection with such transaction:

a. If such Incentive is Restricted Stock or RSUs, such shares or units shall vest and be delivered or settled upon the earlier of: (i) the lapse of any Time-Based Vesting Period and/or Performance Cycle; or (ii) the date on which a Permitted Separation (as defined below) occurs.

b. If such Incentive is Options or SARs, such Options or SARs shall vest and be exercisable upon the earlier of: (i) the date or dates determined under the applicable Incentive Agreement; or (ii) the date on which a Permitted Separation occurs. Options and SARs vested hereunder shall remain exercisable in accordance with their terms, provided that in no event shall the exercise period be less than six months (unless such Options or SARs would otherwise expire in accordance with their terms during such six-month period, in which event they shall expire in accordance with their terms).

c. If any such Incentive is subject to Performance Objectives, such objectives shall be deemed satisfied at the target level; any additional shares or rights shall be deemed forfeited to and cancelled by the Company.

d. Any Further Holding Period imposed under Section 6.6 hereof shall be deemed satisfied and lapsed.

(For avoidance of doubt, nothing contained herein shall be deemed to modify the provisions of Section 7.5, 8.3, 9.4 or 10.4 hereof applicable in the event of death, Disability, Retirement or Separation From Service.)

If a Change in Control is consummated before an Incentive granted or awarded to an Employee is fully vested, settled and/or exercisable and such Incentive is not assumed in connection with such transaction, then prior to the consummation of such Change in Control the Committee may direct the payment of cash in exchange for the cancellation and settlement of Incentives that remain outstanding as of the consummation of a Change in Control, whether or not then vested, and such payment of cash shall not be deemed to materially impair the economic value of such Incentive for purposes of Section 13.4 hereof so long as such cash payment is an amount as nearly equal to the dollar value of the consideration payable to holders of Common Stock generally in such Change in Control (taking into account, if applicable, the Exercise Price or Base Price of such Incentive) and is payable at substantially the same time as holders of Common Stock generally are paid the consideration payable for their Common Stock in connection with the Change in Control.

If a Change in Control is consummated before an Incentive granted or awarded to a Company Director or Bank Director is fully vested, settled or exercisable, such award shall be deemed fully vested and nonforfeitable as of the date on which such transaction is consummated and any Further Holding Period shall be deemed satisfied and lapsed.

For purposes of this Section 6.4:
a. The term “Permitted Separation” means that a Participant who is an Employee shall, during the 24-month period following the consummation of a Change in Control (the “CIC Period”), Separate From Service involuntarily, other than on account of Cause, or on account of Good Reason.
b. The term “Good Reason” shall have the meaning ascribed to it (or to words of similar import) in any individual change in control, employment, severance or similar agreement between the Company and a Participant. If there is no such individual agreement, the term shall mean that during the CIC Period, such Participant shall Separate From Service on account of a Good Reason Event.
c. The term “Good Reason Event” shall mean and refer to: (i) a material reduction of such Participant’s base salary in effect prior to the Change in Control; (ii) a material reduction of such Participant’s authority, duties or responsibilities in effect prior to the Change in Control (other than a change in title); (iii) the transfer of such Participant’s primary business location to a primary location that is more than 30 miles from such location prior to the Change in Control; or (iv) any attempt on the part of the surviving entity following the Change in Control to require the Participant to perform (or omit to perform) any act or to engage (or omit to engage) in any conduct that would constitute illegal action or inaction on the part of the Participant. No event or condition shall constitute a Good Reason Event hereunder unless: (i) such Participant gives the Company notice of his or her objection to such event or condition within 30 days following the date such event first occurs (or the date such Participant should have first known of such event, if later); (ii) such event or condition is not promptly corrected by the Company, but in no event later than 30 days after receipt of such notice; and (iii) the Participant resigns his or her employment not more than 60 days following the expiration of the 30-day period described in subsection (ii) hereof.
6.5 Recovery. If the Company is required to restate its financial statements or other financial results, then any Incentive, whether or not then vested, the amount of which is or was based, in whole or in part, upon such statements or results, shall be subject to reduction, forfeiture or recovery in favor of the Company, regardless whether a Participant from whom such Incentive will be reduced, forfeited or recovered participated in or otherwise contributed to the event requiring the Company to restate its financial statements. The Committee shall take such action as it deems necessary or advisable to effect such reduction, forfeiture or recovery; provided that; (a) the Committee may limit such action to the Company’s appropriate executive or accounting officers; and (b) the amount of any such reduction, forfeiture or recovery may be limited to the portion of the Incentive in excess of the amount that would have vested or otherwise become nonforfeitable if based upon such restated results. Any Incentive granted or awarded hereunder shall further be subject to any separate recovery or similar policy that may be adopted by the Company, from time to time.

6.6 Further Holding Period. Unless otherwise provided in an Incentive Agreement, Net Shares (as defined below) settled and delivered hereunder, whether on account of the exercise of an Option or a SAR or the lapse of a Time-Based Vesting Period or Performance Cycle, shall be subject to a further two-year holding period during which such shares shall not be sold, assigned, pledged, mortgaged, transferred or otherwise disposed of (a “Further Holding Period”), provided that:

a. Such period shall earlier lapse in the event of death or Disability or the consummation of a Change in Control; and

b. Such limitation shall be applicable only to those Participants who are subject to Section 16 of the Exchange Act at the time Net Shares are delivered or settled.

As used herein, the term “Net Shares” shall mean and refer to those shares of Common Stock deliverable upon the exercise of an Option or a SAR or the lapse of a Time-Based Vesting Period or Performance Cycle, net of the number of shares withheld for: (a) the payment of the Exercise Price, including the payment of such price pursuant to a broker assisted or similar transaction, either as contemplated under Section 7.3 hereof; and (b) the payment of taxes as provided in Section 12.3 hereof.

7. OPTIONS:

7.1 Grant of Options. Subject to the applicable terms and conditions set forth elsewhere in this Plan, the Committee may grant Options to such Participants as it may designate, from time to time, in accordance with the following:

a. The per share Exercise Price of any Option granted hereunder shall be not less than the Fair Market Value of a share of Common Stock on the Grant Date;

b. The number of shares of Common Stock covered by an Option shall be designated by the Committee on the Grant Date;

c. The term of each Option shall be determined by the Committee, but shall not be longer than ten years, measured from the Grant Date;

d. The exercise of an Option may be subject to a Time-Based Vesting Period, the attainment of Performance Objectives during a Performance Cycle and/or such other conditions as the Committee deems appropriate; and

e. Options may be subject to such additional terms and conditions imposed by the Committee, not inconsistent with the terms of the Plan.

        Any Option granted hereunder shall be made in the form of and governed by an Incentive Agreement.

        7.2 Incentive Stock Options. Subject to the applicable terms and conditions set forth elsewhere in this Plan, the Committee may designate an Option as an Incentive Stock Option, which Option, in addition to the provisions of Section 7.1 hereof, shall be subject to the following:

a. No ISO shall be granted to a Participant unless such Participant is an Employee;

b. No ISO shall be granted to a Participant if the aggregate Fair Market Value of Common Stock with respect to which such ISO is first exercisable during any calendar year, whether under this Plan or any other plan of the Company and its Affiliates, exceeds $100,000;

c. No ISO shall be granted to any Participant who owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company, as determined in accordance with Code Section 424, unless the Exercise Price is not less than 110% of Fair Market Value, determined on the Grant Date and the expiration date of such Option is five years measured from the Grant Date; and

d. An ISO granted hereunder shall be subject to such additional terms and conditions as the Committee deems necessary or advisable, consistent with the provisions of Code Section 422.

An ISO granted hereunder shall automatically be converted to an Option (other than an ISO) to the extent that the requirements imposed hereunder or under Code Section 422 are not satisfied, whether with respect to the grant or exercise of such Option or the disposition of Common Stock acquired upon the exercise thereof.

7.3 Manner of Exercise; Issuance of Common Stock. An Option, when vested and exercisable, shall be exercised, in whole or in part, by providing notice to the Company, specifying the number of shares of Common Stock to be purchased and accompanied by the full Exercise Price for such shares. The Exercise Price shall be payable in the form of cash, by delivery of shares of Common Stock previously acquired by the Participant, regardless of the Participant’s holding period with respect thereto, by the withholding of shares otherwise issuable upon exercise, by combination thereof or in such other manner as may be authorized, from time to time, by the Committee. Common Stock tendered in payment of the Exercise Price or withheld in consideration of such price shall be valued at Fair Market Value as of the date of exercise.

Unless otherwise provided in an Incentive Agreement, and subject to the Company’s Insider Trading Policy, a Participant may exercise Options and contemporaneously sell the shares of Common Stock acquired thereby pursuant to a brokerage or similar arrangement, provided that the proceeds thereof are applied to the payment of the Exercise Price of the shares.

As soon as practicable after the receipt of written notification of exercise and payment of the Exercise Price in full, the Committee shall cause the Company to issue to each Participant, registered in the Participant’s name, shares of Common Stock in the appropriate amount.

7.4 Shareholder Rights. Prior to the issuance of shares of Common Stock upon the exercise of an Option, a Participant shall have no voting, dividend or other rights as a shareholder with respect to the shares covered by such Option.

7.5 Early Separation From Service. Unless otherwise provided in an Incentive Agreement, Options granted to an Employee hereunder shall be exercisable only while an Employee; thereafter, Options shall be exercisable, to the extent vested and exercisable as of the Employee’s Separation Date, until the earlier of the date on which any such Option would otherwise expire or:

a. The one-year period following the date of the Employee’s death or Disability, but by the Employee’s estate or heirs or other representatives;

b. The three-year period following Retirement; or

c. The 30-day period following a Separation From Service for any other reason, except Cause.

        If an Employee’s Separation From Service is on account of Cause, then notwithstanding any provision of this Plan or any form or agreement to the contrary, Options granted hereunder, whether or not then vested, shall be deemed canceled by and forfeited to the Company as of such Participant’s Separation Date, without the requirement of notice or the payment of compensation.

8. STOCK APPRECIATION RIGHTS:

8.1 Grant of SARs. Subject to the applicable terms and conditions set forth elsewhere in this Plan, the Committee may grant SARs to such Participants as it may designate, from time to time, in accordance with the following:

a. Each SAR shall relate to the number of shares of Common Stock designated by the Committee as of the Grant Date;

b. The Base Price of each SAR shall not be less than the Fair Market Value of a share of Common Stock determined as of the Grant Date;

c. The term of each SAR shall be determined by the Committee, but shall not be longer than ten years, measured from the Grant Date;

d. The exercise of a SAR may be subject to a Time-Based Vesting Period, the attainment of Performance Objectives during a Performance Cycle and/or such other conditions as the Committee deems appropriate; and

e. SARs may be subject to such additional terms and conditions imposed by the Committee, not inconsistent with the terms of the Plan.

        Any SAR granted hereunder shall be made in the form of and governed by an Incentive Agreement.

8.2 Manner of Exercise. A SAR, when vested and exercisable in accordance with its terms, may be exercised, in whole or in part, by giving written notice to the Committee, specifying the number of SARs to be exercised. The amount payable to a Participant shall be determined by multiplying: (a) the number of shares of Common Stock with respect to which the SAR is exercised; by (b) the excess of the Fair Market Value of a share of Common Stock as of the exercise date over the Base Price. The Committee, in its discretion, shall promptly settle such exercise by the issuance and delivery of shares of Common Stock (valued at Fair Market Value as of the date of exercise), with or without legends, or Restricted Stock or cash or a combination thereof.

8.3 Early Separation From Service. Unless otherwise provided in an Incentive Agreement, SARs granted to an Employee hereunder shall be exercisable only while an Employee; thereafter, SARs shall be exercisable, to the extent vested and exercisable as of the Employee’s Separation Date, in accordance with the provisions of Section 7.5 hereof.

8.4 Shareholder Rights. Prior to the issuance of shares of Common Stock upon the exercise of a SAR, a Participant shall have no voting, dividend or other rights as a shareholder with respect to the shares covered by such right.

9. RESTRICTED STOCK:

9.1 General Provisions. Subject to the applicable terms and conditions set forth elsewhere in this Plan, the Committee may award Restricted Stock to such Participants as it may designate, from time to time, in accordance with the following:
a. The number of shares of Restricted Stock shall be fixed by the Committee as of the Award Date;

b. The Committee shall fix the consideration to be paid for such stock, if any, as of the Award Date; and
c. The Committee may, as of the Award Date, impose a Time-Based Vesting Period and/or Performance Objectives and such additional terms, conditions and restrictions as the Committee, in its discretion, deems necessary or appropriate.

Restricted Stock shall be awarded in the form of and governed by an Incentive Agreement, and Common Stock shall be issued in respect of such award as of the time at which it is made.

9.2 Restrictions. During any Time-Based Vesting Period or Performance Cycle, shares of Restricted Stock awarded hereunder shall not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, whether voluntarily or involuntarily. Shares, whether certificated or in book entry form, shall be legended to reflect such restriction. The Committee, in its discretion, may further require that any certificated shares of Restricted Stock registered in the name of the Participant be deposited with the Company, together with a stock power endorsed in blank, pending the lapse of such period or cycle.

9.3  Shareholder Rights. Except as otherwise provided in an Incentive Agreement, each Participant shall have the full voting rights of a shareholder with respect to shares of Restricted Stock and:

a. If dividends are payable in the form of Common Stock, such shares shall be delivered to the Participant currently, but subject to the restrictions and limitations otherwise applicable to the underlying Restricted Stock; or

b. If dividends are payable in the form of cash, such dividends: (i) shall be paid to the Participant currently if the Time-Based Vesting Period or Performance Cycle is not more than one year or if the Incentive Agreement specifically provides for the current payment of dividends; or (ii) shall be cumulated in the form of Dividend Equivalents if such period or cycle is more than one year.

        9.4 Early Separation From Service. Unless otherwise provided in an Incentive Agreement, if a Participant Separates From Service:

a. If Restricted Stock is subject only to Time-Based Vesting and such separation is on account of Retirement, death, Disability or involuntary termination, other than on account of Cause, a prorated number of shares and, if applicable, Dividend Equivalents shall be delivered as of the Participant’s Separation Date free of restriction (proration based upon the Participant’s period of service during the applicable Time-Based Vesting Period). Any remaining shares and equivalents shall be deemed cancelled by and forfeited to the Company.

b. If Restricted Stock is subject only to Time-Based Vesting and such separation is not for a reason specified in subsection a hereof, all shares of Restricted Stock and, if applicable, Dividend Equivalents shall be deemed cancelled by and forfeited to the Company without consideration as of such Participant’s Separation Date.

c. If Restricted Stock is subject to Performance Objectives, the provisions of Section 11.4 shall apply.

10. RESTRICTED STOCK UNITS:

        10.1 General Provisions. Subject to the applicable terms and conditions set forth elsewhere in this Plan, the Committee may award RSUs to such Participants as it may designate, from time to time, in accordance with the following:
a. The number of units shall be fixed by the Committee at the time of award;

b. The Committee shall, at the time of award, fix a Time-Based Vesting Period and/or a Performance Cycle during which RSUs shall be and remain credited to each Participant’s bookkeeping account; and

c. The Committee may impose such additional terms, conditions and restrictions as it determines necessary and appropriate.

        RSUs shall be awarded in the form of and governed by an Incentive Agreement and shall be credited to a bookkeeping account as of the time of award.

10.2 Shareholder Rights. A Participant has no voting, dividend or other rights as a shareholder in respect of RSUs credited to a bookkeeping account; provided that unless otherwise set forth in an Incentive Agreement:

a. Dividend Equivalents shall be credited to the bookkeeping account, as and when cash dividends on Common Stock are declared and paid by the Company; and

b. If dividends on Common Stock are paid in the form of stock, additional RSUs shall be credited to the bookkeeping account of each Participant, based upon the number of units credited to such account as of the applicable dividend payment date.

        In either event, all such credits shall be subject to the terms and conditions generally applicable to the RSUs credited to such account.

10.3 Settlement. At the end of any Time-Based Vesting Period or Performance Cycle, as applicable, but in no event later than two and one-half months following the end of such period or cycle, RSUs, including any related Dividend Equivalents, shall be settled and distributed. Distribution shall be made in such form (which may include shares of Common Stock, with or without legends, Restricted Stock, cash or a combination thereof, as the Committee shall determine.

10.4 Early Separation From Service. Unless otherwise provided in an Incentive Agreement, if a Participant Separates From Service and: (a) If RSUs are subject only to Time-Based Vesting, the provisions of Section 9.4, subsections a and b, as applicable, shall apply; or (b) if RSUs are subject to Performance Objectives, the provisions of Section 11.4 shall apply.

11. PERFORMANCE OBJECTIVES:

        11.1 Determination of Performance Objectives and Performance Cycle. Except as may be otherwise provided in the Plan, the Committee, in its discretion, may impose Performance Objectives as a condition of the grant or award of any Incentive hereunder, such objectives to be achieved during the Performance Cycle fixed by the Committee. The Committee shall establish such Performance Objectives and designate such Performance Cycle as of the Grant Date or Award Date and shall include a description of such objectives in each affected Incentive Agreement.

        11.2 Performance Objectives. Performance Objectives may relate to one or more of the following:

a. The Company’s earnings per share, whether or not calculated on a fully diluted basis;

b. The Company’s earnings before interest, taxes, or other adjustments;

c. the Company’s return on equity, return on investment, return on invested capital, or return on assets;

d. Appreciation in the price of Common Stock, whether with or without consideration of reinvested dividends, including total shareholder return;

e. Efficiency ratio or other measures comparing all or certain expenses of the Bank or the Company, as the case may be, to revenue;

f. As to the Company, return on tangible equity or tangible assets;

g. As the Company or the Bank, net profit margin or increase in income, whether net income, net interest income, or otherwise;

h. As to the Company, an Affiliate, or any region, unit, division, or profit center of the Company or an Affiliate, growth in income or revenue, whether net or gross, or growth in market share;

i. As to the Bank or any region, unit, division, or profit center thereof, credit quality, net charge-offs, the ratio of nonperforming assets to total assets or loan loss allowance as a percentage of nonperforming assets, or growth in loans or deposits or change in capital ratios;

j. Mergers, acquisitions, sales of assets of Affiliates or business units or the development of business units or lines of business or the implementation of other items included in the Company’s or the Bank’s strategic objectives; and

k. Any other objective or subjective measure or metric designated by the Committee.

Performance Objectives may relate to absolute or relative performance, including performance compared to a designated peer group or index, performance compared to performance in a prior period or such other comparators as the Committee may designate at the time Performance Objectives are fixed. Such objectives may further be expressed with respect to a single Participant or a group of Participants, as determined by the Committee.

11.3 Satisfaction of Performance Objectives. The Committee may make objectively determinable adjustments or modifications to any Performance Objective, including but not limited to: (a) adjustment for items that are considered extraordinary or unusual in nature or infrequently recurring items; (b) adjustments to reflect changes in accounting principles or tax laws; and (c) adjustments to reflect acquisitions or divestitures and the impact of corporate transactions.

At the end of each Performance Cycle, the Committee shall certify whether and to what extent the Performance Objectives applicable to such cycle were attained and to what extent Incentives subject to such objectives shall be settled. For Performance Objectives that relate to the performance of the Company or the Bank, as the case may be, to a designated peer group or index, the Committee shall be entitled to rely on information published by third party services reasonably deemed reliable by the Committee (for the avoidance of doubt, in these circumstances, for purposes of consistency, third party information about the Company’s performance may be relied upon).

11.4 Early Separation From Service. Unless otherwise provided by the Committee in an Incentive Agreement, if a Participant Separates From Service before the end of any Performance Cycle and:

a. If such separation is on account of Retirement, death, Disability or involuntary termination, other than on account of Cause, Performance Objectives shall be deemed satisfied as to the number of Incentives determined at the end of the Performance Cycle, prorated to reflect Participant’s period of service during such cycle.

b. If such separation is for a reason not otherwise specified in subsection a hereto, Incentives then subject to Performance Objectives shall be deemed cancelled by and forfeited to the Company, without compensation, as of such Participant’s Separation Date.

12. DIRECTORS:

        12.1 Company Directors. Unless otherwise determined by the Board and subject to the applicable terms and conditions set forth elsewhere in this Plan, each Company Director shall receive an annual award of Restricted Stock, subject to the terms and conditions set forth below:

a. The number of shares of Restricted Stock awarded hereunder shall equal the quotient of (i) such amount as may be fixed annually by the Board, subject to the limits of the Plan, divided by (ii) the per share Fair Market Value of Common Stock as of January 1 of the calendar year in which the Director Equity Award Date (as defined below) occurs.
b. Awards hereunder shall be made annually, as of the annual meeting of the Company’s shareholders; provided that if a Company Director commences service after such meeting, the director shall receive an award of Restricted Stock as of the date on which service commences, but the number of shares shall be prorated to reflect the number of days remaining in the applicable Restriction Period (as defined below) (the date of either such award, the “Director Equity Award Date”).

c. Restricted Stock awarded hereunder shall not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of, whether voluntarily or involuntarily, during the one-year period beginning on the Director Equity Award Date and ending on the one-year anniversary of such date or if earlier, the next annual meeting of the Company’s shareholders that is at least 50 weeks after the immediately preceding annual meeting; provided that a prorated award made in accordance with subsection b shall be subject to such restrictions for 12 months (either such period, the “Restriction Period”).

d. At the end of a Restriction Period, Restricted Stock awarded to a Company Director in respect of such period shall be delivered free of the restrictions imposed under subsection c hereof (but not those imposed under Section 6.6 hereof), provided that such director is then a member of the Board. If a Company Director dies, becomes Disabled or retires from the Board (as determined in accordance with the Board’s customary governance documents) during a Restriction Period, at the end of such period Restricted Stock shall be delivered to such director free of restriction, but the number of shares so delivered shall be prorated to reflect the number of days served during such period. In all other events, if a Company Director has ceased to serve as of the last day of the Restriction Period, Restricted Stock awarded hereunder shall be cancelled by and forfeited to the Company.

12.2 Bank Directors. Unless otherwise provided by the Board, each Bank Director shall be entitled to receive an annual award of Restricted Stock subject to the terms and conditions described in Section 12.1 hereof, provided that the number of shares of Restricted Stock so awarded shall be reduced by one-half (or made in such other amount determined appropriate by the Board).

12.3 Other Grants and Awards. The Board may, whether annually or from time to time, grant or award Incentives to one or more Company or Bank Directors, subject to the applicable terms and conditions of the Plan and such other provisions or other limitations as the Board deems appropriate, except that: (a) Options and SARs shall not be granted unless and until the Board expressly determines that any such grant is in the best interests of the Company and its shareholders; and (b) no such Incentive shall be subject to the attainment of Performance Goals.

12.4 Stock in lieu of Retainer. If permitted by the Board, each Company Director shall be entitled to elect to receive all or a portion of the annual retainer in the form of Common Stock, instead of in cash. The number of shares issued in respect of such election shall equal the quotient of:

a. The amount of such cash retainer to be received in the form of Common Stock; divided by

b. The Fair Market Value of Common Stock, determined as of the date on which such retainer would otherwise be paid or payable.

        Common Stock shall be issued hereunder as of the date on which such retainer would have otherwise been paid or payable in the form of cash. Shares of Common Stock issued pursuant to this Section 12.4 shall not be considered Incentives hereunder and, accordingly, shall not be subject to the transfer restrictions, Further Holding Period and other limitations and restrictions hereunder applicable to Incentives.
12.5. Limitation. In respect of any year (being the period commencing on the date of the Company’s annual meeting and ending on the anniversary thereof), the aggregate value of all Incentives granted or awarded to a Company Director or Bank Director hereunder (determined solely with respect to service as a director) shall not exceed two times such director’s annual cash retainer. (For avoidance of doubt, Common Stock issued in accordance with Section 12.4 hereof shall not be taken into account.)

13. ADDITIONAL ADMINISTRATIVE PROVISIONS:

13.1 Issuance of Common Stock. Common Stock to be issued or otherwise delivered hereunder may be certificated or in book entry form, as determined by the Committee. Fractional shares shall not be issued or delivered. The Committee shall determine whether cash, securities or other property shall be paid or transferred in lieu of a fractional share or whether such fractional share, including any rights with respect thereto, shall be canceled, terminated or otherwise eliminated.

13.2 Delivery of Common Stock. All certificates or book entries for shares of Common Stock issued hereunder shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable to enforce the terms of the Plan, any applicable stock exchange rule or regulation or any applicable Federal or state law. The obligation of the Company or any of its Affiliates to deliver Common Stock to any Participant hereunder, or to deliver such stock free of restriction, shall be subject to all applicable laws, regulations, rules and approvals deemed necessary or appropriate by the Committee or the Company, and Certificates for shares of Common Stock issued hereunder may be legended, as the Committee or the Company shall deem appropriate.

13.3 Withholding. As a condition of the vesting, delivery or other settlement of an Incentive hereunder, the Company shall withhold and remit such Federal, state or local taxes or contributions as may be required by law to be withheld and remitted, which shall be determined using the aggregate of the maximum applicable state income tax rate, the applicable employment tax contribution rate, and the applicable Federal income tax rate, which shall not be more than the maximum applicable marginal tax rate or less than the applicable supplemental wage rate.

Dividend Equivalents maintained in dollar denominated form shall first be applied to the payment of each Participant’s withholdings. Unless a Participant has otherwise satisfied any remaining withholding obligation to the reasonable satisfaction of the Company, the Company shall withhold from the delivery of Common Stock hereunder shares with a Fair Market Value equal to the remaining amount.

13.4 Amendment. The Board of Directors may amend, modify or suspend this Plan at any time. Any such action may be taken without the approval of the Company’s shareholders, but only to the extent that shareholder approval is not required under applicable law or by any listing agency or under Code Section 422. No such amendment, modification or suspension shall materially impair the economic value of any Incentive granted or awarded hereunder without the consent of each affected Participant.

The Committee or the Board, as the case may be, shall possess the authority to amend the terms of any Incentive Agreement hereunder; provided that no such amendment shall materially impair the economic value of any Incentive without the consent of each affected Participant.

Notwithstanding any provision of this Plan to the contrary, neither the Company, the Committee nor the Board of Directors shall, without the approval of the Company’s shareholders: (a) amend any outstanding Option or SAR to reduce the Exercise Price or Base Price thereof, as applicable; or (b) cancel and exchange an outstanding Option or SAR for cash, other Incentives or for other Options or SARs with a lesser Exercise Price or Base Price, as applicable, provided that the foregoing limitations shall not apply in connection with any action contemplated under Section 3.5 hereof.

13.5 Governing Law. The Plan and any Incentive granted under the Plan shall be governed by the internal laws of the State of Mississippi without regard to the conflicts of laws provisions thereof.

13.6 Other Benefits. Incentives granted to a Participant hereunder shall not impair or otherwise reduce such Participant’s compensation, life insurance or other benefits provided by the Company or its Affiliates; provided, however, that the value of Incentives shall not be treated as compensation for purposes of computing the value or amount of any such benefit.

13.7 Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

13.8 Construction. To the extent applicable, this Plan and any Incentive granted or awarded hereunder shall be interpreted and construed in a manner consistent with the applicable provisions of Code Section 409A. For purposes thereof: (a) each payment or settlement shall be treated as a separate payment or settlement; (b) the exclusions for short-term deferrals and payments on account of involuntary termination of employment shall be applied to the fullest extent applicable; and (c) if a Participant is a “specified employee” within the meaning of Code Section 409A, payment or settlements on account of a Separation From Service shall be delayed for six months as required under Code Section 409A, and shall be made when first permitted, without liability for interest or loss of investment opportunity thereon.

13.9 Unfunded Plan. Incentives hereunder shall be settled in the form of shares of Common Stock or cash; no special or separate reserve or account shall be maintained in anticipation of any such settlement. No Incentive granted or awarded hereunder shall be deemed to constitute property or create a trust or fiduciary relationship as between any Participant and the Company, any Affiliate or the Committee. To the extent any Participant or any other person acquires a right to the settlement of any Incentive hereunder, the status of such Participant shall be that of a general, unsecured creditor of the Company.

13.10 No Continued Employment. No Participant who is an Employee shall have any right to continue in the employ of the Company or an Affiliate for any period of time or any right to continue his or her present or any other rate of compensation on account of the grant or award of an Incentive or the issuance of Common Stock or other form of payment hereunder.

THIS 2020 LONG-TERM INCENTIVE COMPENSATION PLAN was approved by the Board Directors of Renasant Corporation as of February 10, 2020, to be effective as provided herein.

            RENASANT CORPORATION